Exhibit 99.1

McEwen Mining Announces Management Additions

TORONTO, July 8, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce two new management appointments. Steven Woolfenden, will be joining as the Vice President of Environment and Community Affairs; and Stefan Spears is changing roles to become Vice President of Corporate Development.

Steven Woolfenden

Steven Woolfenden has over 20 years’ of experience in environmental sciences and 10 years’ experience navigating complex environmental approvals and permitting for mining projects, both in Canada and abroad. He is a biologist with experience working in government for 10 years (Fisheries and Oceans Canada and the Canadian Environmental Assessment Agency) prior to entering the private sector. In his previous role with IAMGOLD Corporation for the past seven years, he was responsible for oversight of environmental matters and worked to build effective relationships with regulatory authorities, aboriginal peoples, stakeholders and local communities.

Steve Woolfenden has secured many favorable outcomes for stakeholders over the years, and prides himself on building strong sustainable frameworks based on mutual respect, science based assessments, and technology driven monitoring. We welcome Steve to this new management position at McEwen.

Steve Woolfenden commented, “I am excited to be joining McEwen Mining because I believe my experience in leading permitting efforts will allow me to make a positive contribution to the organic growth of the Company. The desire of the McEwen team to look for innovative solutions to problems also attracted me, as I am always on the lookout for opportunities to improve our environmental aptitude and speed up the regulatory process.”

Steve Woolfenden holds a B.Sc. degree in Biological Sciences from the University of Guelph.

Stefan Spears

Stefan Spears has worked with McEwen and its predecessor companies since 2005. In 2008, he was appointed Vice President of Projects with leadership over our US based portfolio of assets, particularly the early development of the Gold Bar Mine from exploration, to resource growth, to pre-feasibility and permitting. From 2012 to 2015 Stefan started and later sold a successful manufacturing enterprise outside the mining sector. In 2015, Stefan rejoined McEwen to work collaboratively across many departments and initiatives, including addressing market related challenges, technical problem solving, the acquisition of Black Fox, and corporate finance needs.

During his 15-year carrier in mining, Stefan has been involved in numerous mergers, acquisitions and financings. His primary responsibility in his new position will be to implement the chosen corporate growth strategy, streamline our existing portfolio of projects, and support corporate communications and investor relations.

“McEwen Mining has every element needed to succeed, notably; great projects, experienced and hard-working management, and supportive stakeholders. I’m privileged to be able to work in such an environment, and excited by what challenges the next phase of growth will entail,” said Stefan Spears.

Stefan Spears holds a B.Sc. in Civil Engineering from Queen’s University in Kingston.

McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining Instagram: instagram.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9 (866)-441-0690